UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2009

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02(e).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 7, 2009, Plexus Corp. and John Nussbaum, a Plexus director, entered into a Third Amendment to the Supplemental Executive Retirement Agreement (the "Amendment"). The Supplemental Executive Retirement Agreement, as previously amended (the "SERP"), was originally entered into between Plexus and Mr. Nussbaum on September 19, 1996, when Mr. Nussbaum was an executive officer of Plexus. The Amendment was entered into to align the SERP’s provisions regarding the determination of payment amounts with the manner in which the SERP has operated in practice. The Amendment is effective as of July 26, 2009 to provide a fiscal month-end cut off.

The text of the Amendment is attached as an exhibit to this report, and the descriptions of the Amendment herein are qualified by reference to that text.

Item 9.01 Financial Statements and Exhibits.

See the following Exhibit Index, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

August 10, 2009	By:	Angelo M. Ninivaggi

Name: Angelo M. Ninivaggi
Title: VP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Supplemental Executive Retirement Agreement